As filed with the Securities and Exchange Commission on January 10, 1997

                                                     Registration No. 33-17181

______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933


                  CVS CORPORATION f/k/a MELVILLE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

             Delaware                                05-0494040
(State or Other Jurisdiction           (IRS Employer Identification No.
of Incorporation or Organization)

1 CVS Drive, Woonsocket, Rhode Island                     02895
(Address of Principal Executive Offices)                (Zip Code)

                             Melville Corporation
                         1987 Stock Option Plan
                           (Full Title Of The Plan)

                              Zenon P. Lankowsky
                1 CVS Drive, Woonsocket, Rhode Island 02895
                    (Name and Address Of Agent For Service)

                            (401) 765-1500
         (Telephone Number, Including Area Code, Of Agent For Service)

                                    _______

                                   COPY TO:
                               DENNIS S. HERSCH
                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 450-4000


                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a)PROSPECTUS


Item 2.  Registrant Information and Employee Plan Annual Information


      The response set forth in Item 2 of the Form S-8 is hereby amended and supplemented to include the following information:

      This Amendment is filed pursuant to Rule 414 of the Securities Act of 1933 (the "Act") to notify the Commission that Melville Corporation ("Melville"), a New York corporation, has been reincorporated from New York to Delaware by forming a new Delaware corporation named CVS Corporation ("CVS") and merging a subsidiary of CVS with and into Melville with Melville being the surviving corporation in the merger and being renamed CVS New York, Inc., a New York corporation. As a result of the merger, CVS New York, Inc. is a wholly-owned direct subsidiary of CVS.

      In accordance with paragraph (d) of Rule 414 of the Act, CVS expressly adopts this registration statement filed on Form S-8 by Melville as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 10th day of January, 1997.

                          CVS CORPORATION

                          By:  /s/ Charles Conaway
                          ---------------------------------
                          Name:  Charles Conaway
                          Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                    Date
         ---------                      -----                    ----

 /s/ Stanley P. Goldstein       Chairman of the            January 10, 1997
----------------------------
Stanley P. Goldstein            Board of Directors
                                and Chief Executive
                                Officer

 /s/ Thomas Ryan                Vice Chairman of the       January 10, 1997
----------------------------
Thomas Ryan                     Board of Directors,
                                Chief Operating
                                Officer

 /s/ Charles Conaway            Chief Financial            January 10, 1997
----------------------------
Charles Conaway                 Officer

 /s/ Allan Bloostein            Director                   January 10, 1997
----------------------------
Allan Bloostein

 /s/ W. Don Cornwell            Director                   January 10, 1997
----------------------------
W. Don Cornwell

 /s/ Thomas Gerrity             Director                   January 10, 1997
----------------------------
Thomas Gerrity

 /s/ Michael Jordan             Director                   January 10, 1997
----------------------------
Michael Jordan

 /s/ William Joyce              Director                   January 10, 1997
----------------------------
William Joyce